POWER OF ATTORNEY

I, Robert H. Hotz, do hereby designate Steve Filton, Charles F. Boyle and Bruce R. Gilbert to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Services, Inc. Common Stock.

Such necessary forms shall consist of Form 4, Statement of Changes in Beneficial Ownership and Form 5, Annual Statement of Changes in Beneficial Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.

/s/ Robert H. Hotz

Signed and dated on this 28th day of September 2005.

The undersigned, Steve Filton, Charles F. Boyle and Bruce R. Gilbert hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.

/s/ Steve Filton    /s/ Charles F. Boyle

/s/ Bruce R. Gilbert

Signed and dated on this 28th day of September 2005.

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY

On this 28th day of September, in the year 2005, before me, Celeste A. Stellabott, personally appeared Robert H. Hotz, Steve Filton, Charles F. Boyle and Bruce R. Gilbert, personally known to me and have executed this document in my presence.

/s/ Celeste A. Stellabott (Seal)
Signature of Notary Public